     Exhibit 99.3

Unaudited Condensed Combined Pro Forma Financial Information

     On May 4, 2005, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated February 8, 2005, entered into by and among WebSideStory, WSSI Acquisition Company, a California corporation and a direct, wholly-owned subsidiary of WebSideStory (“Merger Sub”), the Company, and Charles M. Linehan, as the Holder Representative WebSideStory acquired the Company by merging the Company with and into Merger Sub, with the Company surviving as a wholly owned subsidiary of WebSideStory. Under the terms of the Merger Agreement, WebSideStory paid approximately $4,199,000 in cash and issued 2,958,714 shares of common stock and 164,434 options to purchase WebSideStory common stock in exchange for the outstanding capital stock and options of the Company. The Company’s shareholders also have the right to receive an earn-out payment, not to exceed $4.1 million, contingent on achievement of certain revenues by the Company in the fifteen-month period following the closing. Because the earn-out payment is contingent upon achievement of specific revenue targets, it will be accounted for as additional purchase price if, and when, it is earned.

     In accordance with the terms of the Merger Agreement and the Escrow Agreement (the “Escrow Agreement”), entered into by WebSideStory on May 4, 2005, approximately $807,000 of the $4,199,000 in cash and 592,000 of the 2,958,714 shares of common stock (together, the “Escrow Amount”) will be held in escrow to secure indemnification obligations of the Company and conditional adjustments to the purchase price based on shortfalls in certain defined revenue goals for the Company for a period of 15 months from the May 4, 2005 closing. Based on those defined revenue goals, up to $6.5 million of the Escrow Amount can be recovered by WebSideStory. At the termination of the 15-month period, any Escrow Amounts remaining, up to approximately one-fourth of the original Escrow Amount, will be held back for an additional 9 months to secure indemnification obligations of the Company. The payment of the Escrow Amount to the shareholders of the Company is contingent on the outcome of certain events that can not be determined at this time. Any part of the Escrow Amount paid to the shareholders of the Company will be accounted for as additional purchase price if, and when, such part of the Escrow Amount is no longer subject to the indemnification obligations under the Escrow Agreement.

     A portion of the outstanding Avivo stock options was assumed and converted into options to purchase 164,434 shares of WebSideStory common stock.

     For purposes of the unaudited condensed combined pro forma financial statements, WebSideStory assumed an aggregate purchase price of approximately $32,931,000 including approximately $3,392,000 in cash, $27,731,000 in common stock and $1,409,000 in options issued to Avivo shareholders as well as estimated transaction expenses of $399,000. The $27,731,000 assumed value of common stock is calculated based on approximately 2,367,000 shares of WebSideStory common stock and the average closing price of its common stock from the period two days before to two days after the public announcement of the Merger Agreement. The 2,367,000 shares of WebSideStory common stock is the balance remaining after the total share consideration of 2,958,714 is reduced by approximately 592,000 shares held back as part of the Escrow Amount.

     The unaudited condensed combined pro forma financial statements reflect adjustments that are based on estimates of the allocation of the purchase price to the identified assets and liabilities acquired by WebSideStory. Such estimates and allocations are based on available information and certain assumptions that management believes are reasonable. The allocation of the purchase price is preliminary. WebSideStory is in the process of obtaining a valuation of intangible assets and expects the valuation to be completed prior to the issuance of the financial results reported on Form 10-Q for the quarter ended June 30, 2005.

The preliminary purchase price allocation is as follows:

Tangible assets at fair market value	$2,486
Liabilities assumed at fair market value	(3,777)
Identified intangible assets at fair market value	6,190
Excess purchase price - goodwill	28,031

Total purchase price including acquisition costs	$32,931

     The following unaudited condensed combined pro forma financial statements are based on the historical financial statements of WebSideStory and the Company and have been prepared for illustrative purposes only. The pro forma adjustments are based upon information available to WebSideStory at the time these unaudited condensed combined pro forma financial statements were prepared and assumptions that management believes are reasonable. The unaudited condensed combined pro forma balance sheet has been prepared to reflect the Merger as if it had taken place as of March 31, 2005. The unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2005 and the unaudited condensed combined pro forma statement of operations for the twelve months ended December 31, 2004 have been prepared assuming that the acquisition occurred as of January 1, 2004.

     The unaudited condensed combined pro forma financial information is based on certain assumptions and adjustments described in the notes to the unaudited condensed combined pro forma financial information included in this report and is not necessarily indicative of the financial position or results of operations that would have occurred had the Merger been consummated on the dates indicated. The unaudited condensed combined pro forma financial statements, including the notes thereto, should be read in conjunction with the historical financial statements of WebSideStory included in our Form 10-K for the year ended December 31, 2004 and the unaudited financial statements of WebSideStory included in our Form 10-Q for the quarter ended March 31, 2005.

WebSideStory, Inc.

Index to Unaudited Condensed Combined Pro Forma Financial Statements

Unaudited Condensed Combined Pro Forma Balance Sheet as of March 31, 2005

Notes to Unaudited Condensed Combined Pro Forma Balance Sheet

Unaudited Condensed Combined Pro Forma Statement of Operations for the Three Months Ended March 31, 2005

Unaudited Condensed Combined Pro Forma Statement of Operations for the Twelve Months Ended December 31, 2004

Notes to Unaudited Condensed Combined Pro Forma Statements of Operations

WEBSIDESTORY, INC.
CONDENSED COMBINED PRO FORMA BALANCE SHEET
MARCH 31, 2005
(Unaudited)
(In thousands, except per share amounts)

	WebSideStory,	Avivo
	Inc.	Corporation	Pro Forma		Pro forma
	Historical	Historical	Adjustments		Combined
Assets
Current assets
Cash and cash equivalents	$7,722	$1,600	$(3,790	) (1)	$5,532
Investments	14,305	—			14,305
Accounts receivable, net	3,885	884			4,769
Prepaid expenses and other current assets	1,453	158			1,611

Total current assets	27,365	2,642	(3,790)		26,217
Property and equipment, net	1,895	315			2,210
Intangibles	—	—	6,190	(2)	6,190
Goodwill	—	—	27,802	(2)	27,802
Investments	9,514	—			9,514
Other assets	648	93			741

	$39,422	$3,050	$30,202		$72,674

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued liabilities	$2,979	$1,052			$4,031
Deferred revenue	6,456	3,504			9,960
Capital lease short term	20	60			80
Note payable	109	94			203

Total current liabilities	9,564	4,710	—		14,274
Deferred rent	287	—			287
Capital lease long term	92	66			158
Other liabilities	54	—			54

Total liabilities	9,997	4,776	—		14,773

Commitments and contingencies
Stockholders’ equity
Preferred stock	—	19,943	$(19,943	) (4)	—
Common stock	16	183	2	(1)	18
			(183	) (4)

Additional paid in capital	82,945	—	27,729	(1)	112,083
			1,409	(1)
Notes receivable from shareholders	—	(13)			(13)
Unearned stock-based compensation	(594)	—	(651	) (3)	(1,245)
Accumulated other comprehensive income	250	—			250
Accumulated deficit	(53,192)	(21,839)	21,839	(4)	(53,192)

Total stockholders’ equity	29,425	(1,726)	30,202		57,901

	$39,422	$3,050	$30,202		$72,674

See notes to the unaudited condensed combined pro forma balance sheet

WebSideStory, Inc.

Notes to Unaudited Condensed Combined Pro Forma Balance Sheet

March 31, 2005

The unaudited condensed combined pro forma balance sheet gives effect to the following pro forma adjustments:

(1)	This adjustment reflects the cash paid and stock and options issued to the former shareholders of the Company.

(2)	This adjustment reflects the estimated fair value of identified intangible assets of $0.6 million in complete technology with an estimated useful life of 3 years, $5.6 million in customer contracts and relationships with a weighted average estimated useful life of 4.9 years and the excess of the purchase price over the estimated fair values of all identifiable tangible and intangible assets and liabilities of $27.8 million which has been recorded as goodwill.

(3)	This adjustment reflects the estimated deferred stock based compensation related to the issuance of 164,434 options to purchase WebSideStory common stock as part of the Merger Agreement.

(4)	The adjustment reflects the elimination of the Company’s equity accounts.

WEBSIDESTORY, INC.
CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2005
(Unaudited)
(In thousands, except per share amounts)

	WebSideStory,	Avivo
	Inc.	Corporation	Pro Forma		Pro forma
	Historical	Historical	Adjustments		Combined
Revenues
Subscriptions	$6,946	$1,751			$8,697
Advertising	11	699			710

Total revenues	6,957	2,450	—		9,407

Cost of revenues
Cost of revenue	998	663			1,661
Stock-based compensation	2	—	$11	(2)	13

Total cost of revenues	1,000	663	11		1,674

Gross profit	5,957	1,787	(11)		7,733

Operating expenses
Sales and marketing	2,944	671			3,615
Technology development	787	354			1,141
General and administrative	1,152	854	368	(1)	2,373
Stock-based compensation (*)	180	—	37	(2)	217

Total operating expenses	5,063	1,879	405		7,346

Income from operations	894	(92)	(416)		387

Interest and other expense	(2)	—			(2)
Interest and other income	183	3	(19	) (3)	164

Income before provision for income taxes	1,075	(89)	(435)		549

Provision for income taxes	53	1			54

Net income	$1,022	$(90)	$(435)		$495

Net income (loss) per share attributable to common shareholders:
Basic	$0.07				$0.03
Diluted	$0.06				$0.03

Weighted average number of shares used in per share amounts
Basic	15,446,842		2,366,972		17,813,814
Diluted	16,921,915		2,489,708		19,411,623

(*) Stock-based compensation
Sales and marketing	$34	$15	$49
Technology development	2	14	16
General and administrative	144	8	152

	$180	$37	$217

See notes to the unaudited condensed combined pro forma statements of operations

WEBSIDESTORY, INC.
CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS
TWELVE MONTHS ENDED DECEMBER 31, 2004
(Unaudited)
(In thousands, except per share amounts)

	WebSideStory,	Avivo
	Inc.	Corporation	Pro Forma		Pro forma
	Historical	Historical	Adjustments		Combined
Revenues
Subscriptions	$22,476	$5,651			$28,127
Advertising	126	704			830

Total revenues	22,602	6,355	—		28,957

Cost of revenues
Cost of revenue	3,300	943	575	(4)	4,818
Stock-based compensation	15	—	$80	(2)	95

Total cost of revenues	3,315	943	655		4,913

Gross profit	19,287	5,412	(655)		24,044

Operating expenses
Sales and marketing	9,739	2,465	507	(4)	12,711
Technology development	3,774	1,301	812	(4)	5,887
General and administrative	3,309	2,846	1,472	(1)	5,733
			(1,894	) (4)

Stock-based compensation (*)	867	—	344	(2)	1,211

Total operating expenses	17,689	6,612	1,241		25,542

Income from operations	1,598	(1,200)	(1,896)		(1,498)

Interest and other expense	(4)	—			(4)
Interest and other income	210	7	(76	) (3)	141

Income before provision for income taxes	1,804	(1,193)	(1,972)		(1,361)

Provision for income taxes	46	1			47

Net income	$1,758	$(1,194)	$(1,972)		$(1,408)

Constructive dividend on redemption of redeemable preferred stock	(1,389)	—			(1,389)

Accretion of discount on redeemable preferred stock	(1,326)	—			(1,326)

Net income (loss) attributable to common stockholders	$(957)	$(1,194)	$(1,972)		$(4,123)

Net income (loss) per share attributable to common shareholders:
Basic	$(0.13)				$(0.43)
Diluted	$(0.13)				$(0.43)

Weighted average number of shares used in per share amounts
Basic	7,300,809		2,366,972		9,667,781
Diluted	7,300,809		2,366,972		9,667,781

(*) Stock-based compensation
Sales and marketing	$209		$118		$327
Technology development	37		151		188
General and administrative	621		75		696

	$867		$344		$1,211

See notes to the unaudited condensed combined pro forma statements of operations

WebSideStory, Inc.

Notes to Unaudited Condensed Combined Pro Forma Statements of Operations

The unaudited condensed combined pro forma statement of operations for the three months ended March 31, 2005 and the twelve months ended December 31, 2004 gives effect to the following pro forma adjustments:

(1)	This adjustment reflects the amortization of the estimated fair value of identified intangible assets of $6.2 million based on their estimated lives.

(2)	This adjustment reflects the amortization of the estimated deferred stock-based compensation related to the issuance of options to purchase WebSideStory common stock as part of the Merger.

(3)	This adjustment reflects the reduction of interest income related to the cash expended in the Merger.

(4)	This adjustment reflects the reclassification of certain expenses reflected in the Company’s historical results to conform to WebSideStory presentation.